Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Star Gas Partners, L.P. (the “Partnership”) on Form 10-K for the year ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report”), I, Irik P. Sevin, Chief Executive Officer of the Partnership, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, following due inquiry, I believe that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

STAR GAS PARTNERS, L.P.
By: STAR GAS LLC (General Partner)

December 23, 2002

By:	/s/ Irik P. Sevin
Irik P. Sevin Chief Executive Officer